Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
Exhibit. Supplemental Consolidating Financial Information
The following tables present the balance sheets as of June 30, 2021 and December 31, 2020, statements of operations and cash flows for the three and six months ended June 30, 2021 and 2020, and Adjusted EBITDA for the three and six months ended June 30, 2021 of Caesars Resort Collection, LLC (“CRC”), as it consolidates into CEI as a wholly-owned subsidiary. “Other Operations, Eliminations” presents the operations of CEI’s other subsidiaries, including eliminations of intercompany transactions. CEI consolidated balances do not include CRC until the period starting from July 20, 2020. The tables have been recast for all periods presented as Horseshoe Hammond no longer met the held for sale criteria in June 2021. See further discussion in Note 1 - Basis of Presentation, of Caesars Entertainment, Inc.’s quarterly report for the quarter ended June 30, 2021 on Form 10-Q. Additionally, reclassifications to Discontinued operations have not been presented for periods prior to the Merger.

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed balance sheets as of June 30, 2021 and December 31, 2020 are as follows:

	June 30, 2021			December 31, 2020
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$593	$535	$1,128	$392	$1,384	$1,776
Restricted cash and investments	26	211	237	9	2,012	2,021
Accounts receivable, net	315	80	395	267	75	342
Due from affiliates	292	(267)	25	613	(569)	44
Inventories	29	12	41	30	14	44
Prepayments and other current assets	146	96	242	159	94	253
Assets held for sale	826	3,422	4,248	871	712	1,583
Total current assets	2,227	4,089	6,316	2,341	3,722	6,063
Investments in and advances to unconsolidated affiliates	—	526	526	—	173	173
Property and equipment, net	11,841	2,552	14,393	12,165	2,570	14,735
Gaming rights and other intangibles, net	3,388	1,785	5,173	3,181	1,102	4,283
Goodwill	9,014	2,224	11,238	9,013	851	9,864
Other assets, net	1,459	(289)	1,170	1,443	(176)	1,267
Total assets	$27,929	$10,887	$38,816	$28,143	$8,242	$36,385
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$139	$78	$217	$112	$55	$167
Accrued interest	134	183	317	46	183	229
Accrued other liabilities	961	652	1,613	851	412	1,263
Due to affiliates	30	(30)	—	12	(12)	—
Current portion of long-term debt	67	—	67	67	—	67
Liabilities related to assets held for sale	548	2,690	3,238	548	239	787
Total current liabilities	1,879	3,573	5,452	1,636	877	2,513
Long-term financing obligation	11,137	1,237	12,374	11,064	1,231	12,295
Long-term debt	8,346	5,492	13,838	8,304	5,769	14,073
Long-term debt to related party	15	(15)	—	15	(15)	—
Deferred income taxes	1,498	(354)	1,144	1,223	(57)	1,166
Other long-term liabilities	600	246	846	682	622	1,304
Total liabilities	23,475	10,179	33,654	22,924	8,427	31,351
STOCKHOLDERS' EQUITY:
Caesars stockholders’ equity	4,436	698	5,134	5,202	(186)	5,016
Noncontrolling interests	18	10	28	17	1	18
Total stockholders’ equity	4,454	708	5,162	5,219	(185)	5,034
Total liabilities and stockholders’ equity	$27,929	$10,887	$38,816	$28,143	$8,242	$36,385

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed statements of operations for the three months ended June 30, 2021 and 2020 are as follows:

	Three Months Ended June 30, 2021			Three Months Ended June 30, 2020
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC (a)	Other Operations, Eliminations	CEI Consolidated
REVENUES:
Casino and pari-mutuel commissions	$1,091	$480	$1,571	$206	$(105)	$101
Food and beverage	242	39	281	24	(17)	7
Hotel	332	64	396	31	(22)	9
Other	227	27	254	74	(64)	10
Net revenues	1,892	610	2,502	335	(208)	127
EXPENSES:
Casino and pari-mutuel commissions	469	225	694	193	(148)	45
Food and beverage	139	27	166	40	(31)	9
Hotel	86	20	106	24	(18)	6
Other	75	4	79	40	(39)	1
General and administrative	291	127	418	146	(79)	67
Corporate	53	23	76	48	(34)	14
Impairment charges	—	—	—	—	—	—
Depreciation and amortization	241	60	301	244	(195)	49
Transaction costs and other operating costs	27	45	72	24	(9)	15
Total operating expenses	1,381	531	1,912	759	(553)	206
Operating income (loss)	511	79	590	(424)	345	(79)
OTHER EXPENSE:
Interest expense, net	(417)	(159)	(576)	(320)	252	(68)
Loss on extinguishment of debt	—	(23)	(23)	—	—	—
Other income (loss)	—	110	110	(19)	32	13
Total other expense	(417)	(72)	(489)	(339)	284	(55)
Income (loss) from continuing operations before income taxes	94	7	101	(763)	629	(134)
Benefit (provision) for income taxes	7	(6)	1	114	(80)	34
Net income (loss) from continuing operations, net of income taxes	101	1	102	(649)	549	(100)
Discontinued operations, net of income taxes	(28)	(2)	(30)	—	—	—
Net income (loss)	73	(1)	72	(649)	549	(100)
Net (income) loss attributable to noncontrolling interests	(1)	—	(1)	3	(3)	—
Net income (loss) attributable to Caesars	$72	$(1)	$71	$(646)	$546	$(100)
____________________
(a)In connection with the Merger, CEOC, LLC has been contributed to CRC and the results for the periods presented have been recast as the contribution was between entities under common control.

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed statements of operations for the six months ended June 30, 2021 and 2020 are as follows:

	Six Months Ended June 30, 2021			Six Months Ended June 30, 2020
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC (a)	Other Operations, Eliminations	CEI Consolidated
REVENUES:
Casino and pari-mutuel commissions	$1,937	$861	$2,798	$1,151	$(710)	$441
Food and beverage	382	68	450	353	(290)	63
Hotel	507	104	611	348	(291)	57
Other	386	49	435	310	(271)	39
Net revenues	3,212	1,082	4,294	2,162	(1,562)	600
EXPENSES:
Casino and pari-mutuel commissions	875	406	1,281	774	(550)	224
Food and beverage	226	48	274	301	(239)	62
Hotel	152	35	187	139	(111)	28
Other	141	7	148	173	(163)	10
General and administrative	570	228	798	559	(394)	165
Corporate	101	41	142	97	(67)	30
Impairment charges	—	—	—	65	96	161
Depreciation and amortization	458	108	566	499	(400)	99
Transaction costs and other operating costs	37	55	92	37	(14)	23
Total operating expenses	2,560	928	3,488	2,644	(1,842)	802
Operating income (loss)	652	154	806	(482)	280	(202)
OTHER EXPENSE:
Interest expense, net	(834)	(321)	(1,155)	(636)	501	(135)
Loss on extinguishment of debt	—	(23)	(23)	—	—	—
Other loss	(4)	(19)	(23)	(6)	(4)	(10)
Total other expense	(838)	(363)	(1,201)	(642)	497	(145)
Income (loss) from continuing operations before income taxes	(186)	(209)	(395)	(1,124)	777	(347)
Benefit (provision) for income taxes	72	5	77	185	(114)	71
Net income (loss) from continuing operations, net of income taxes	(114)	(204)	(318)	(939)	663	(276)
Discontinued operations, net of income taxes	(32)	(2)	(34)	—	—	—
Net income (loss)	(146)	(206)	(352)	(939)	663	(276)
Net (income) loss attributable to noncontrolling interests	(1)	1	—	4	(4)	—
Net income (loss) attributable to Caesars	$(147)	$(205)	$(352)	$(935)	$659	$(276)
____________________
(a)In connection with the Merger, CEOC, LLC has been contributed to CRC and the results for the periods presented have been recast as the contribution was between entities under common control.

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed statements of cash flows for the six months ended June 30, 2021 and 2020 are as follows:

	Six Months Ended June 30, 2021			Six Months Ended June 30, 2020
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC (a)	Other Operations, Eliminations	CEI Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by (used in) operating activities	$711	$(39)	$672	$(1,072)	$991	$(81)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment, net	(105)	(72)	(177)	(192)	151	(41)
Acquisition of William Hill, net of cash acquired	—	(2,042)	(2,042)	—	—	—
Acquisition of gaming rights and trademarks	(252)	(20)	(272)	(15)	15	—
Proceeds from sale of businesses, property and equipment, net of cash sold	3	457	460	—	—	—
Proceeds from the sale of investments	—	44	44	—	—	—
Proceeds from insurance related to property damage	—	40	40	—	—	—
Investments in unconsolidated affiliates	—	(33)	(33)	—	(1)	(1)
Net cash used in investing activities	(354)	(1,626)	(1,980)	(207)	165	(42)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt and revolving credit facilities	—	—	—	1,138	(673)	465
Repayments of long-term debt and revolving credit facilities	(34)	(1)	(35)	(28)	(339)	(367)
Financing obligation payments	—	—	—	(9)	9	—
Transactions with parent	(117)	117	—	(215)	215	—
Proceeds from issuance of common stock	—	—	—	—	772	772
Cash paid to settle convertible notes	—	(367)	(367)	—	—	—
Taxes paid related to net share settlement of equity awards	—	(27)	(27)	—	(7)	(7)
Net cash (used in) provided by financing activities	(151)	(278)	(429)	886	(23)	863

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Cash flows from operating activities	12	(79)	(67)	—	—	—
Cash flows from investing activities	(1)	(915)	(916)	—	—	—
Cash flow from financing activities	—	591	591	—	—	—
Net cash from (used in) discontinued operations	11	(403)	(392)	—	—	—
Change in cash, cash equivalents, and restricted cash classified as assets held for sale	—	—	—	(5)	5	—
Effect of foreign currency exchange rates on cash	—	19	19	—	—	—
Increase (decrease) in cash, cash equivalents and restricted cash	217	(2,327)	(2,110)	(398)	1,138	740
Cash, cash equivalents and restricted cash, beginning of period	411	3,869	4,280	1,422	(1,205)	217
Cash, cash equivalents and restricted cash, end of period	$628	$1,542	$2,170	$1,024	$(67)	$957
____________________
(a)In connection with the Merger, CEOC, LLC has been contributed to CRC and the results for the periods presented have been recast as the contribution was between entities under common control.

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The reconciliations of net income (loss) attributable to Caesars to Adjusted EBITDA for the three and six months ended June 30, 2021 are as follows:

	Three Months Ended June 30, 2021			Six Months Ended June 30, 2021
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
Net income (loss) attributable to Caesars	$72	$(1)	$71	$(147)	$(205)	$(352)
Net income attributable to noncontrolling interests	1	—	1	1	(1)	—
Discontinued operations, net of income taxes	28	2	30	32	2	34
Benefit for income tax	(7)	6	(1)	(72)	(5)	(77)
Other (income) loss	—	(110)	(110)	4	19	23
Loss on extinguishment of debt	—	23	23	—	23	23
Interest expense	417	159	576	834	321	1,155
Depreciation and amortization	241	60	301	458	108	566
Transaction costs and other operating costs	27	45	72	37	55	92
Stock-based compensation expense	9	11	20	19	24	43
Other items	13	8	21	22	10	32
Adjusted EBITDA	$801	$203	$1,004	$1,188	$351	$1,539